The Bank of New York
101 Barclay Street
New York, NY 10286


January 23, 2006


Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by American Depositary Receipts, each
representing five Ordinary Shares of Smith &
Nephew plc
(Form F6 File No. 333111088)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the nominal value of Smith & Nephew plc ordinary shares from 12 2/9 pence to 20 U.S.
cents.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised nominal value of Smith
& Nephew plc.

The Prospectus has been revised to reflect the new par value from 12 2/9 pence to 20 U.S.
cents by addition of the following notation:

EFFECTIVE JANUARY 23, 2006, THE
NOMINAL VALUE OF THE ORDINARY
SHARES CHANGED TO 20 U.S. CENTS PER
SHARE.

Please contact me with any questions or
comments at 212 815 4244.

Sandra Friedrich
Assistant Vice President
The Bank of New York ADR Division

Encl.
CC:  Paul Dudek, Esq. (Office of International
Corporate Finance)